Exhibit (h) (2) (a)


                                AMENDED EXHIBIT A


      THIS AMENDED EXHIBIT A, dated as of August 19, 2002, is Exhibit A to that certain Amended and Restated Transfer Agency and Service Agreement between Morgan Keegan & Company, Inc. and Morgan Keegan Select Fund, Inc.
dated August 21, 2000


                                   PORTFOLIOS


               Regions Morgan Keegan Select Intermediate Bond Fund
                  Regions Morgan Keegan Select High Income Fund
                   Regions Morgan Keegan Select Financial Fund
                Regions Morgan Keegan Select Capital Growth Fund





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                                AMENDED EXHIBIT B

      THIS AMENDED EXHIBIT B, dated as of August 19, 2002, is Exhibit B to that certain Amended and Restated Transfer Agency and Service Agreement between Morgan Keegan & Company, Inc. and Morgan Keegan Select Fund, Inc.
dated August 21, 2000

      For its services under this Transfer Agency and Service Agreement, Morgan Keegan & Company, Inc., is entitled to receive from Morgan Keegan Select Fund, Inc. transfer agency fees as follows:

      REGIONS MORGAN KEEGAN SELECT INTERMEDIATE BOND FUND: an annual fee of $1,500 per month or $18,000 per year per class and a service fee of $20 per account per year.

      REGIONS MORGAN KEEGAN SELECT HIGH INCOME FUND: an annual fee of $1,500 per month or $18,000 per year per class and a service fee of $20 per account per year.

      REGIONS MORGAN KEEGAN SELECT CAPITAL GROWTH FUND: an annual fee of $1,500 per month or $18,000 per year per class and a service fee of $15 per account per year.

      REGIONS MORGAN KEEGAN SELECT FINANCIAL FUND: an annual fee of $1,500 per month or $18,000 per year per class.